News Release

Contacts: Laurie G. Hylton 617.672.8527

Eric Senay 617.672.6744

Eaton Vance Corp.

Report for the Three and Nine Month Periods Ended July 31, 2020

Boston, MA, August 26, 2020 – Eaton Vance Corp. (NYSE: EV) today reported earnings per diluted share of ($0.01) for the third quarter of fiscal 2020, reflecting a $0.90 per diluted share charge against earnings in connection with a $100.5 million impairment loss recognized during the quarter on the Company’s investment in 49 percent-owned affiliate Hexavest Inc. (Hexavest). For comparison, the Company earned $0.90 per diluted share in the third quarter of fiscal 2019 and $0.65 per diluted share in the second quarter of fiscal 2020.

The Company reported adjusted earnings per diluted share(1) of $0.82 for the third quarter of fiscal 2020, a decrease of 7 percent from $0.88 of adjusted earnings per diluted share in the third quarter of fiscal 2019 and an increase of 3 percent from $0.80 of adjusted earnings per diluted share in the second quarter of fiscal 2020.

In the third quarter of fiscal 2020, adjusted earnings exceeded earnings under U.S. generally accepted accounting principles (U.S. GAAP) by $0.83 per diluted share, reflecting the reversal of the $100.5 million impairment loss recognized on the Company’s investment in Hexavest, the reversal of $8.5 million of net gains of consolidated sponsored funds and consolidated collateralized loan obligation (CLO) entities (collectively, consolidated investment entities) and the Company’s other seed capital investments, the add-back of $1.6 million of management fees and expenses of consolidated investment entities, and the reversal of $0.2 million of net excess tax benefits related to stock-based compensation awards. Earnings under U.S. GAAP exceeded adjusted earnings by $0.02 per diluted share in the third quarter of fiscal 2019, reflecting the reversal of $4.6 million of net gains of consolidated investment entities and other seed capital investments, the add-back of $2.3 million of management fees and expenses of consolidated investment entities, and the reversal of $0.6 million of net excess tax benefits related to stock-based compensation awards. In the second quarter of fiscal 2020, adjusted earnings exceeded earnings under U.S. GAAP by $0.15 per diluted share, reflecting the reversal of $16.8 million of net losses of consolidated investment entities and other seed capital investments, the add-back of $1.8 million of management fees and expenses of consolidated investment entities, and the reversal of $1.1 million of net excess tax benefits related to stock-based compensation awards.

(1)Adjusted financial measures represent non-U.S GAAP financial measures. See Attachment 2 for reconciliations to the most directly comparable U.S. GAAP financial measures and other important disclosures.

In the third quarter of fiscal 2020, the Company had consolidated net inflows of $2.7 billion, representing 2 percent annualized internal growth in managed assets (consolidated net flows divided by beginning of period consolidated assets under management). This compares to net inflows of $8.0 billion and 7 percent annualized internal growth in managed assets in the third quarter of fiscal 2019 and net outflows of $9.3 billion and -7 percent annualized internal growth in managed assets in the second quarter of fiscal 2020. Excluding Parametric overlay services, the Company had net inflows of $1.2 billion and 1 percent annualized internal growth in managed assets in the third quarter of fiscal 2020, net inflows of $5.3 billion and 5 percent annualized internal growth in managed assets in the third quarter of fiscal 2019 and net outflows of $2.8 billion and -3 percent annualized internal growth in managed assets in the second quarter of fiscal 2020.

The Company’s annualized internal management fee revenue growth (management fees attributable to consolidated inflows less management fees attributable to consolidated outflows, divided by beginning of period consolidated management fee revenue) was 2 percent in both the third quarter of fiscal 2020 and the third quarter of fiscal 2019 and -6 percent in the second quarter of fiscal 2020.

Consolidated assets under management were $507.4 billion on July 31, 2020, up 5 percent from $482.8 billion of consolidated managed assets on July 31, 2019 and up 9 percent from $465.3 billion of consolidated managed assets on April 30, 2020. The year-over-year increase in consolidated assets under management reflects net inflows of $9.3 billion and market price appreciation of $15.3 billion. The sequential quarterly increase in consolidated assets under management reflects net inflows of $2.7 billion and market price appreciation of $39.4 billion in the third quarter of fiscal 2020.

“Supported by positive organic revenue growth and rising equity markets, Eaton Vance’s business and financial results have snapped back sharply from the pandemic-related lows of our second fiscal quarter,” said Thomas E. Faust Jr., Chairman and Chief Executive Officer. “While significant uncertainties remain, our business momentum is building and our outlook is increasingly optimistic.”

Average consolidated assets under management were $484.5 billion in the third quarter of fiscal 2020, up 3 percent from $471.0 billion in the third quarter of fiscal 2019 and up 1 percent from $479.5 billion in the second quarter of fiscal 2020.

As shown in Attachment 10, excluding performance-based fees, annualized management fee rates on consolidated assets under management averaged 30.3 basis points in the third quarter of fiscal 2020, down 5 percent from 31.8 basis points in the third quarter of fiscal 2019 and up 2 percent from 29.7 basis points in the second quarter of fiscal 2020. Changes in average annualized management fee rates for the compared periods primarily reflect shifts in the Company’s mix of business.

Attachments 5 and 6 summarize the Company’s consolidated assets under management and net flows by investment mandate and investment vehicle reporting categories. Attachments 7, 8 and 9 summarize the Company’s ending consolidated assets under management by investment mandate, investment vehicle and investment affiliate. Attachment 10 shows the Company’s average annualized management fee rates by investment mandate.

As of July 31, 2020, managed assets of the Company’s 49 percent-owned affiliate Hexavest decreased to $6.8 billion, down 49 percent from $13.4 billion of managed assets on July 31, 2019 and down 21 percent from $8.6 billion of managed assets on April 30, 2020. Hexavest had net outflows of $2.7 billion in the third quarter of fiscal 2020, $0.6 billion in the third quarter of fiscal 2019 and $2.2 billion in the second quarter of fiscal 2020. The impairment loss recognized on the Company’s investment in Hexavest in the third quarter of fiscal 2020 reflects the net outflows experienced by Hexavest and the associated decline in Hexavest’s revenue and profits. The Company remains supportive of Hexavest’s leadership and investment approach, and has no plans to change its ownership position in Hexavest. Attachment 11 summarizes the assets under management and net flows of Hexavest. Other than Eaton Vance-sponsored funds for which Hexavest is the adviser or sub-adviser, the managed assets and flows of Hexavest are not included in our consolidated totals.

Financial Highlights

(in thousands, except per share figures)

	Three Months Ended
	July 31,	April 30,	July 31,
	2020	2020	2019
Revenue	$420,819	$405,911	$431,235
Expenses	289,598	283,955	294,100
Operating income	131,221	121,956	137,135
Operating margin	31.2%	30.0%	31.8%
Adjusted operating margin(1)	31.6%	30.5%	32.4%
Non-operating income (expense)	32,311	(73,364)	5,470
Income taxes	(36,899)	(22,017)	(36,304)
Equity in net income (loss) of affiliates, net of tax	(100,244)	1,481	2,235
Net income	26,389	28,056	108,536
Net (income) loss attributable to non-
controlling and other beneficial interests	(27,982)	44,002	(6,315)
Net income (loss) attributable to
Eaton Vance Corp. shareholders	$(1,593)	$72,058	$102,221
Adjusted net income attributable to
Eaton Vance Corp. shareholders(1)	$91,830	$89,627	$99,327
Earnings (loss) per diluted share	$(0.01)	$0.65	$0.90
Adjusted earnings per diluted share(1)	$0.82	$0.80	$0.88
Weighted average shares outstanding:
Basic	109,183	109,224	109,111
Diluted	111,694	111,610	113,464

(1)	Adjusted financial measures represent non-U.S GAAP financial measures. See Attachment 2 for reconciliations to the most directly comparable U.S. GAAP financial measures and other important disclosures.

Third Quarter Fiscal 2020 vs. Third Quarter Fiscal 2019

In the third quarter of fiscal 2020, revenue decreased 2 percent to $420.8 million from $431.2 million in the third quarter of fiscal 2019. Management fees were down 2 percent, as a 5 percent decrease in the Company’s consolidated average annualized management fee rate more than offset a 3 percent increase in average consolidated assets under management. Performance fees were $0.9 million in the third quarter of fiscal 2020, versus $0.1 million in the third quarter of fiscal 2019. Distribution and service fee revenues for the third quarter of fiscal 2020 were collectively down 5 percent from the third quarter of fiscal 2019, reflecting lower average managed assets in fund share classes that are subject to these fees.

Operating expenses decreased 2 percent to $289.6 million in the third quarter of fiscal 2020 from $294.1 million in the third quarter of fiscal 2019, reflecting decreases in compensation, distribution expense and fund-related expenses, partially offset by increases in service fee expense, amortization of deferred sales commissions and other operating expenses. The decrease in compensation reflects lower operating income-based bonus accruals, lower sales-based incentive compensation and lower severance expenses, partially offset by higher salaries and benefit expenses associated with increases in headcount and higher stock-based compensation expense. The decline in distribution expense reflects a decrease in up-front sales commission expense, a decrease in marketing and promotion costs, lower Class C distribution fee payments and lower intermediary marketing support payments. The decrease in fund-related expenses reflects a reduction in fund expenses borne by the Company, partially offset by higher sub-advisory fees paid. The increase in service fee expense reflects higher private fund service fee payments, partially offset by lower Class A and Class C service fee payments. The increase in amortization of deferred sales commissions reflects higher private fund commission amortization. Other operating expenses increased 5 percent, primarily reflecting increases in information technology spending, facilities expenses and other corporate expenses, partially offset by lower travel expenses.

Operating income decreased 4 percent to $131.2 million in the third quarter of fiscal 2020 from $137.1 million in the third quarter of fiscal 2019. The Company’s operating margin decreased to 31.2 percent in the third quarter of fiscal 2020 from 31.8 percent in the third quarter of fiscal 2019. As shown in Attachment 2, on an adjusted basis including the management fee revenue and excluding the operating expenses of consolidated investment entities, operating income was down 5 percent year-over-year. Our adjusted operating margin decreased to 31.6 percent in the third quarter of fiscal 2020 from 32.4 percent in the third quarter of fiscal 2019.

Non-operating income totaled $32.3 million in the third quarter of fiscal 2020 and $5.5 million in the third quarter of fiscal 2019. The year-over-year change primarily reflects an $18.8 million increase in net gains and other investment income of consolidated sponsored funds and the Company’s investments in other sponsored strategies, and an $8.0 million improvement in net income (expense) of consolidated CLO entities.

The Company’s effective tax rate, calculated as a percentage of income before income taxes and equity in net income of affiliates, was 22.6 percent in the third quarter of fiscal 2020 and 25.5 percent in the third quarter of fiscal 2019. The Company’s effective tax rate is discussed in greater detail under “Taxation” below.

Equity in net income (loss) of affiliates was ($100.2) million and $2.2 million in the third quarters of fiscal 2020 and 2019, respectively. Equity in net income (loss) of affiliates in the third quarter of fiscal 2020 included the $100.5 million impairment loss recognized on the Company’s investment in Hexavest discussed above. In the third quarter of fiscal 2019, substantially all of equity in net income of affiliates related to the Company’s investment in Hexavest.

As detailed in Attachment 3, net income attributable to non-controlling and other beneficial interests was $28.0 million in the third quarter of fiscal 2020 and $6.3 million in the third quarter of fiscal 2019. The year-over-year change reflects an increase in income earned by consolidated sponsored funds, partially offset by a decrease in net income allocated to non-controlling interest holders of majority-owned subsidiaries due to the Company’s accelerated repurchase of certain profit and capital interests in Parametric entities held by current and former employees, which settled at the end of the fourth quarter of fiscal 2019.

The Company’s weighted average basic shares outstanding were 109.2 million in the third quarter of fiscal 2020 and 109.1 million in the third quarter of fiscal 2019. The year-over-year increase reflects new shares issued upon the vesting of restricted stock awards and the exercise of employee stock options in excess of share repurchases. On a diluted basis, the Company’s weighted average shares outstanding were 111.7 million in the third quarter of fiscal 2020 and 113.5 million in the third quarter of fiscal 2019, a decrease of 2 percent. The decline in weighted average diluted shares outstanding reflects a decrease in the dilutive effect of in-the-money options and unvested restricted stock awards due to lower market prices of the Company’s shares.

Third Quarter Fiscal 2020 vs. Second Quarter Fiscal 2020

In the third quarter of fiscal 2020, revenue increased 4 percent to $420.8 million from $405.9 million in the second quarter of fiscal 2020. Management fees were up 4 percent, primarily reflecting a 1 percent increase in average consolidated assets under management, a 2 percent increase in the Company’s consolidated average annualized management fee rate and the impact of two more fee days in the third quarter of fiscal 2020. Performance fees were $0.9 million in the third quarter of fiscal 2020, versus $2.5 million in the second quarter of fiscal 2020. Distribution and service fee revenues for the third quarter of fiscal 2020 were collectively up 2 percent from the second quarter of fiscal 2020, reflecting higher average managed assets in fund share classes that are subject to these fees.

Operating expenses increased 2 percent to $289.6 million in the third quarter of fiscal 2020 from $284.0 million in the second quarter of fiscal 2020, primarily reflecting increases in compensation and service fee expense, partially offset by decreases in distribution expense, fund-related expenses and other operating expenses. The increase in compensation reflects higher operating income-based and investment performance-based bonus accruals, higher stock-based compensation expense and higher salary and benefit expenses associated with increases in headcount and the impact of two additional payroll days, partially offset by lower sales-based incentive compensation. The increase in service fee expense reflects higher private fund and Class A service fee payments. The decrease in distribution expense reflects a reduction in up-front sales commission expense, partially offset by an increase in marketing costs. The decrease in fund-related expenses reflects lower fund expenses borne by the Company. Other operating expenses decreased 2 percent, primarily reflecting lower travel expenses, partially offset by an increase in other corporate expenses. Amortization of deferred sales commissions in the third quarter of fiscal 2020 was substantially unchanged from the second quarter of fiscal 2020.

Operating income increased 8 percent to $131.2 million in the third quarter of fiscal 2020 from $122.0 million in the second quarter of fiscal 2020. The Company’s operating margin increased to 31.2 percent in the third quarter of fiscal 2020 from 30.0 percent in the second quarter of fiscal 2020. As shown in Attachment 2, on an adjusted basis including the management fee revenue and excluding the operating expenses of consolidated investment entities, operating income was up 7 percent sequentially. Our adjusted operating margin increased to 31.6 percent in the third quarter of fiscal 2020 from 30.5 percent in the second quarter of fiscal 2020.

Non-operating income totaled $32.3 million in the third quarter of fiscal 2020 versus $73.4 million of non-operating expense in the second quarter of fiscal 2020. The sequential change reflects an $84.2 million positive change in net gains (losses) and other investment income of consolidated sponsored funds and the Company’s investments in other sponsored strategies, a $21.0 million improvement in net income (expense) of consolidated CLO entities and a $0.5 million decrease in interest expense. The decrease in interest expense reflects the repayment of borrowings under the Company’s line of credit made in the second quarter of fiscal 2020. Such borrowings were fully repaid before the end of the second quarter.

The Company’s effective tax rate, calculated as a percentage of income before income taxes and equity in net income of affiliates, was 22.6 percent in the third quarter of fiscal 2020 and 45.3 percent in the second quarter of fiscal 2020. The Company’s effective tax rate is discussed in greater detail under “Taxation” below.

Equity in net income (loss) of affiliates was ($100.2) million in the third quarter of fiscal 2020 and $1.5 million in the second quarter of fiscal 2020. Equity in net income (loss) of affiliates in the third quarter of fiscal 2020 included the $100.5 million impairment loss recognized on the Company’s investment in Hexavest discussed above. In the second quarter of fiscal 2020, substantially all of equity in net income of affiliates related to the Company’s investment in Hexavest.

As detailed in Attachment 3, net income (loss) attributable to non-controlling and other beneficial interests was $28.0 million in the third quarter of fiscal 2020 and $(44.0) million in the second quarter of fiscal 2020. The sequential change reflects improved income (expense) of consolidated sponsored funds.

The Company’s weighted average basic shares outstanding were 109.2 million in both the third quarter and the second quarter of fiscal 2020. On a diluted basis, the Company’s weighted average shares outstanding were 111.7 million in the third quarter of fiscal 2020 and 111.6 million in the second quarter of fiscal 2020. The increase in weighted average diluted shares outstanding reflects an increase in the dilutive effect of unvested restricted stock awards due to a decrease in the unrecognized compensation expense on these awards.

Taxation

The following table reconciles the U.S. statutory federal income tax rate to the Company’s effective income tax rate:

	Three Months Ended
	July 31,	April 30,	July 31,
	2020	2020	2019
Statutory U.S. federal income tax rate	21.0%	21.0%	21.0%
State income tax, net of federal income
tax benefits	4.0	8.8	5.0
Net income attributable to non-controlling
and other beneficial interests	(3.6)	16.7	(1.3)
Other items	1.3	1.0	1.2
Net excess tax benefits from stock-based
compensation plans	(0.1)	(2.2)	(0.4)
Effective income tax rate	22.6%	45.3%	25.5%

The Company’s income tax provision for the third quarter of fiscal 2020, third quarter of fiscal 2019 and second quarter of fiscal 2020 includes $0.5 million, $1.1 million and $0.9 million, respectively, of charges associated with certain provisions of the Tax Cuts and Jobs Act that took effect for the Company in fiscal 2019, relating principally to limitations on the deductibility of executive compensation.

The Company’s income tax provision was reduced by net excess tax benefits related to stock-based compensation awards totaling $0.2 million in the third quarter of fiscal 2020, $0.6 million in the third quarter of fiscal 2019 and $1.1 million in the second quarter of fiscal 2020.

As shown in Attachment 2, the Company’s calculations of adjusted net income and adjusted earnings per diluted share remove the impairment loss recognized in the third quarter of fiscal 2020 on the Company’s investment in 49 percent-owned affiliate Hexavest, exclude gains (losses) and other investment income (expense) of consolidated investment entities and other seed capital investments, add back the management fees and expenses of consolidated investment entities, and exclude the tax impact of stock-based compensation shortfalls or windfalls. On this basis, the Company’s adjusted effective tax rate was 27.1 percent in the third quarter of fiscal 2020, 26.4 percent in the third quarter of fiscal 2019 and 24.9 percent in the second quarter of fiscal 2020. On the same adjusted basis, the Company estimates that its effective tax rate will be approximately 26.4 to 26.9 percent for the balance of fiscal 2020 and for the fiscal year as a whole. The Company’s actual adjusted effective tax rate for fiscal 2020 may vary from this estimate due to changes in the Company’s tax policy interpretations and assumptions, additional regulatory guidance that may be issued and other factors.

Balance Sheet Information

As of July 31, 2020, the Company held cash and cash equivalents of $878.9 million and its investments included $170.6 million of short-term debt securities with maturities between 90 days and one year. There were no outstanding borrowings under the Company’s $300 million credit facility at such date. During the first nine months of fiscal 2020, the Company used $98.9 million to repurchase and retire approximately 2.4 million shares of its Non-Voting Common Stock under its repurchase authorizations. Of the current 8.0 million share repurchase authorization, approximately 4.0 million shares remain available.

Conference Call Information

Eaton Vance Corp. will host a conference call and webcast at 11:00 AM eastern time today to discuss the financial results for the three and nine months ended July 31, 2020. To participate in the conference call, please dial 866-521-4909 (domestic) or 647-427-2311 (international) and refer to “Eaton Vance Corp. Third Fiscal Quarter Earnings.” A webcast of the conference call can also be accessed via Eaton Vance’s website, eatonvance.com.

A replay of the call will be available for one week by calling 800-585-8367 (domestic) or 416-621-4642 (international) or by accessing Eaton Vance’s website, eatonvance.com. To listen to the replay, enter the conference ID number 6157816 when instructed.

About Eaton Vance Corp.

Eaton Vance Corp. (NYSE: EV) provides advanced investment strategies and wealth management solutions to forward-thinking investors around the world. Through principal investment affiliates Eaton Vance Management, Parametric, Atlanta Capital, Calvert and Hexavest, the Company offers a diversity of investment approaches, encompassing bottom-up and top-down fundamental active management, responsible investing, systematic investing and customized implementation of client-specified portfolio exposures. As of July 31, 2020, Eaton Vance had consolidated assets under management of $507.4 billion. Exemplary service, timely innovation and attractive returns across market cycles have been hallmarks of Eaton Vance since 1924. For more information, visit eatonvance.com.

Forward-Looking Statements

This news release may contain statements that are not historical facts, referred to as “forward-looking statements.” The Company’s actual future results may differ significantly from those stated in any forward-looking statements, depending on factors such as changes in securities or financial markets or general economic conditions, the scope and duration of the COVID-19 pandemic and its impact on the global economy or capital markets, client sales and redemption activity, the continuation of investment advisory, administration, distribution and service contracts, and other risks discussed in the Company’s filings with the Securities and Exchange Commission.

							Attachment 1
Consolidated Statements of Income
(in thousands, except per share figures)

	Three Months Ended					Nine Months Ended
				%	%
				Change	Change
				Q3 2020	Q3 2020
	July 31,	April 30,	July 31,	vs.	vs.	July 31,	July 31,	%
	2020	2020	2019	Q2 2020	Q3 2019	2020	2019	Change
Revenue:
Management fees	$369,198	$354,121	$375,747	4%	(2)%	$1,118,120	$1,085,881	3%
Distribution and underwriter fees	18,141	19,122	21,281	(5)	(15)	58,841	64,425	(9)
Service fees	32,322	30,557	31,855	6	1	96,818	90,801	7
Other revenue	1,158	2,111	2,352	(45)	(51)	5,505	8,405	(35)
Total revenue	420,819	405,911	431,235	4	(2)	1,279,284	1,249,512	2
Expenses:
Compensation and related costs	156,780	149,072	158,642	5	(1)	477,834	466,072	3
Distribution expense	32,198	33,533	38,070	(4)	(15)	105,734	111,508	(5)
Service fee expense	28,266	26,648	28,037	6	1	84,669	79,475	7
Amortization of deferred sales commissions	6,329	6,289	5,644	1	12	18,586	16,762	11
Fund-related expenses	9,545	10,897	9,715	(12)	(2)	31,509	29,320	7
Other expenses	56,480	57,516	53,992	(2)	5	173,056	160,937	8
Total expenses	289,598	283,955	294,100	2	(2)	891,388	864,074	3
Operating income	131,221	121,956	137,135	8	(4)	387,896	385,438	1
Non-operating income (expense):
Gains (losses) and other investment income, net	33,671	(50,512)	14,846	NM	127	(751)	35,885	NM
Interest expense	(5,888)	(6,364)	(5,888)	(7)	-	(18,140)	(17,907)	1
Other income (expense) of consolidated
collateralized loan obligation (CLO) entities:
Gains (losses) and other investment income, net	14,440	(4,841)	18,260	NM	(21)	25,162	45,495	(45)
Interest and other expense	(9,912)	(11,647)	(21,748)	(15)	(54)	(38,955)	(40,905)	(5)
Total non-operating income (expense)	32,311	(73,364)	5,470	NM	491	(32,684)	22,568	NM

Income before income taxes and equity
in net income (loss) of affiliates	163,532	48,592	142,605	237	15	355,212	408,006	(13)
Income taxes	(36,899)	(22,017)	(36,304)	68	2	(91,494)	(100,998)	(9)
Equity in net income (loss) of affiliates, net of tax	(100,244)	1,481	2,235	NM	NM	(96,438)	6,918	NM
Net income	26,389	28,056	108,536	(6)	(76)	167,280	313,926	(47)
Net (income) loss attributable to non-controlling
and other beneficial interests	(27,982)	44,002	(6,315)	NM	343	7,170	(23,097)	NM
Net income (loss) attributable to
Eaton Vance Corp. shareholders	$(1,593)	$72,058	$102,221	NM	NM	$174,450	$290,829	(40)

Earnings (loss) per share:
Basic	$(0.01)	$0.66	$0.94	NM	NM	$1.60	$2.63	(39)
Diluted	$(0.01)	$0.65	$0.90	NM	NM	$1.55	$2.54	(39)

Weighted average shares outstanding:
Basic	109,183	109,224	109,111	-	-	109,255	110,553	(1)
Diluted	111,694	111,610	113,464	-	(2)	112,879	114,510	(1)

Dividends declared per share	$0.375	$0.375	$0.350	-	7	$1.125	$1.050	7

Attachment 2

Non-U.S. GAAP Information and Reconciliations

Management believes that certain non-U.S. GAAP financial measures, specifically, adjusted operating income, adjusted net income attributable to Eaton Vance Corp. shareholders and adjusted earnings per diluted share, while not a substitute for U.S. GAAP financial measures, may be effective indicators of the Company’s performance over time. Non-U.S. GAAP financial measures should not be construed to be superior to U.S. GAAP measures. In calculating these non-U.S. GAAP financial measures, operating income, net income attributable to Eaton Vance Corp. shareholders and earnings per diluted share are adjusted to exclude items management deems non-operating or non-recurring in nature, or otherwise outside the ordinary course of business. These adjustments may include, when applicable, the add back of closed-end fund structuring fees, costs associated with debt repayments and tax settlements, the tax impact of stock-based compensation shortfalls or windfalls, impairment charges and non-recurring charges for the effect of tax law changes. The adjusted measures also exclude the impact of consolidated investment entities and other seed capital investments. Management and our Board of Directors, as well as certain of our outside investors, consider the adjusted numbers a measure of the Company’s underlying operating performance. Management believes adjusted net income attributable to Eaton Vance Corp. shareholders and adjusted earnings per diluted share are important indicators of our operations because they exclude items that may not be indicative of, or are unrelated to, our core operating results, and may provide a useful baseline for analyzing trends in our underlying business.

Effective in the second quarter of fiscal 2020, the Company’s calculation of non-U.S. GAAP financial measures excludes the impact of consolidated investment entities and other seed capital investments. Adjustments to U.S. GAAP operating income include the add-back of management fee revenue received from consolidated investment entities that are eliminated in consolidation and the non-management expenses of consolidated sponsored funds recognized in consolidation. Adjustments to U.S. GAAP net income attributable to Eaton Vance Corp. shareholders include the after-tax impact of these adjustments to operating income and the elimination of gains (losses) and other investment income (expense) of consolidated investment entities and other seed capital investments included in non-operating income (expense), as determined net of tax and non-controlling and other beneficial interests. All prior period non-U.S. GAAP financial measures have been updated to reflect this change.

Reconciliation of operating income and operating margin to adjusted operating income and adjusted operating margin:
(in thousands)

	Three Months Ended					Nine Months Ended
				%	%
				Change	Change
				Q3 2020	Q3 2020
	July 31,	April 30,	July 31,	vs.	vs.	July 31,	July 31,	%
	2020	2020	2019	Q2 2020	Q3 2019	2020	2019	Change

Total revenue	$420,819	$405,911	$431,235	4%	(2)%	$1,279,284	$1,249,512	2%

Management fees of consolidated sponsored
funds and consolidated CLO entities(1)	1,193	1,277	1,813	(7)	(34)	4,396	3,614	22

Adjusted total revenue	$422,012	$407,188	$433,048	4	(3)	$1,283,680	$1,253,126	2

Total expenses	$289,598	$283,955	$294,100	2%	(2)%	$891,388	$864,074	3%

Non-management expenses of consolidated
sponsored funds(2)	(1,014)	(1,144)	(1,297)	(11)	(22)	(3,446)	(4,078)	(15)

Adjusted total expenses	$288,584	$282,811	$292,803	2	(1)	$887,942	$859,996	3

Operating income	$131,221	$121,956	$137,135	8%	(4)%	$387,896	$385,438	1%

Management fees of consolidated sponsored
funds and consolidated CLO entities(1)	1,193	1,277	1,813	(7)	(34)	4,396	3,614	22

Non-management expenses of consolidated
sponsored funds(2)	1,014	1,144	1,297	(11)	(22)	3,446	4,078	(15)

Adjusted operating income	$133,428	$124,377	$140,245	7	(5)	$395,738	$393,130	1
Operating margin	31.2%	30.0%	31.8%	4	(2)	30.3%	30.8%	(2)
Adjusted operating margin	31.6%	30.5%	32.4%	4	(2)	30.8%	31.4%	(2)

Reconciliation of income before income taxes and equity in net income of affiliates to adjusted income before income taxes and equity in net income of affiliates:
(in thousands, except as noted)

	Three Months Ended					Nine Months Ended
				%	%
				Change	Change
				Q3 2020	Q3 2020
	July 31,	April 30,	July 31,	vs.	vs.	July 31,	July 31,	%
	2020	2020	2019	Q2 2020	Q3 2019	2020	2019	Change

Income before income taxes and equity in net
income (loss) of affiliates	$163,532	$48,592	$142,605	237%	15%	$355,212	$408,006	(13)%

Management fees of consolidated sponsored
funds and consolidated CLO entities, pre-tax(1)	1,193	1,277	1,813	(7)	(34)	4,396	3,614	22

Non-management expenses of consolidated
sponsored funds, pre-tax(2)	1,014	1,144	1,297	(11)	(22)	3,446	4,078	(15)

Net (gains) losses and other investment income
related to consolidated sponsored funds and
other seed capital investments, pre-tax(3)	(33,419)	51,489	(12,394)	NM	170	4,258	(27,764)	NM

Other (income) expense of consolidated CLO
entities, pre-tax(4)	(4,528)	16,488	3,488	NM	NM	13,793	(4,589)	NM

Adjusted income before income taxes and equity
in net income (loss) of affiliates	$127,792	$118,990	$136,809	7	(7)	$381,105	$383,345	(1)

Income tax expense	$36,899	$22,017	$36,304	68%	2%	$91,494	$100,998	(9)%

Management fees of consolidated sponsored
funds and consolidated CLO entities(1)	308	330	466	(7)	(34)	1,136	925	23

Non-management expenses of consolidated
sponsored funds(2)	262	296	333	(11)	(21)	891	1,041	(14)

Net (gains) losses and other investment income
related to consolidated sponsored funds and
other seed capital investments(3)	(1,789)	1,606	(2,474)	NM	(28)	(1,898)	(3,697)	(49)

Other (income) expense of consolidated CLO
entities(4)	(1,170)	4,262	895	NM	NM	3,565	(1,162)	NM

Net excess tax benefits from stock-based
compensation plans	176	1,059	637	(83)	(72)	6,095	3,863	58

Adjusted income tax expense	$34,686	$29,570	$36,161	17	(4)	$101,283	$101,968	(1)
Effective income tax rate	22.6%	45.3%	25.5%	(50)	(11)	25.8%	24.8%	4
Adjusted effective income tax rate	27.1%	24.9%	26.4%	9	3	26.6%	26.6%	-

Reconciliation of net income attributable to Eaton Vance Corp. shareholders to adjusted net income attributable to Eaton Vance Corp. shareholders and earnings per diluted share to adjusted earnings per diluted share:
(in thousands, except per share figures)

	Three Months Ended					Nine Months Ended
				%	%
				Change	Change
				Q3 2020	Q3 2020
	July 31,	April 30,	July 31,	vs.	vs.	July 31,	July 31,	%
	2020	2020	2019	Q2 2020	Q3 2019	2020	2019	Change

Net income (loss) attributable to Eaton Vance
Corp. shareholders	$(1,593)	$72,058	$102,221	NM %	NM %	$174,450	$290,829	(40)%

Management fees of consolidated sponsored
funds and consolidated CLO entities, net of tax(1)	885	947	1,348	(7)	(34)	3,260	2,690	21

Non-management expenses of consolidated
sponsored funds, net of tax(2)	752	848	964	(11)	(22)	2,555	3,037	(16)

Net (gains) losses and other investment income
related to consolidated sponsored funds and
other seed capital investments, net of tax(3)	(5,131)	4,607	(7,161)	NM	(28)	(5,444)	(10,743)	(49)

Other (income) expense of consolidated CLO
entities, net of tax(4)	(3,357)	12,226	2,592	NM	NM	10,227	(3,430)	NM

Net excess tax benefit from stock-based
compensation plans	(176)	(1,059)	(637)	(83)	(72)	(6,095)	(3,863)	58

Impairment loss(5)	100,450	-	-	NM	NM	100,450	-	NM

Adjusted net income attributable to Eaton
Vance Corp. shareholders	$91,830	$89,627	$99,327	2	(8)	$279,403	$278,520	-

Earnings (loss) per diluted share	$(0.01)	$0.65	$0.90	NM	NM	$1.55	$2.54	(39)

Management fees of consolidated sponsored
funds and consolidated CLO entities, net of tax	0.01	0.01	0.01	-	-	0.03	0.02	50

Non-management expenses of consolidated
sponsored funds, net of tax	-	0.01	0.01	(100)	(100)	0.02	0.03	(33)

Net (gains) losses and other investment income
related to consolidated sponsored funds and
other seed capital investments, net of tax	(0.05)	0.04	(0.06)	NM	(17)	(0.05)	(0.09)	(44)

Other (income) expense of consolidated CLO
entities, net of tax	(0.03)	0.11	0.02	NM	NM	0.09	(0.04)	NM

Net excess tax benefit from stock-based
compensation plans	-	(0.02)	-	(100)	NM	(0.05)	(0.03)	67

Impairment loss	0.90	-	-	NM	NM	0.89	-	NM

Adjusted earnings per diluted share	$0.82	$0.80	$0.88	3	(7)	$2.48	$2.43	2

Notes to Reconciliations:

(1)	Represents management fees eliminated upon the consolidation of sponsored funds and CLO entities.
(2)	Represents expenses of consolidated sponsored funds.
(3)	Represents gains, losses and other investment income earned on investments in sponsored strategies, whether accounted for as consolidated funds, separate accounts or equity investments, as well as the gains and losses recognized on derivatives used to hedge these investments. Stated amounts are net of non-controlling interests.
(4)	Represents other income and expenses of consolidated CLO entities.
(5)	Represents an impairment loss recognized on the Company’s investment in 49 percent-owned affiliate Hexavest.

						Attachment 3
Components of net income (loss) attributable
to non-controlling and other beneficial interests
(in thousands)

	Three Months Ended					Nine Months Ended
				%	%
				Change	Change
				Q3 2020	Q3 2020
	July 31,	April 30,	July 31,	vs.	vs.	July 31,	July 31,	%
	2020	2020	2019	Q2 2020	Q3 2019	2020	2019	Change

Consolidated sponsored funds	$26,500	$(45,276)	$2,760	NM %	860%	$(11,598)	$13,323	NM %

Majority-owned subsidiaries	1,482	1,274	3,555	16	(58)	4,428	9,774	(55)

Net income (loss) attributable to non-controlling
and other beneficial interests	$27,982	$(44,002)	$6,315	NM	343	$(7,170)	$23,097	NM

		Attachment 4
Consolidated Balance Sheet
(in thousands, except per share figures)

	July 31,	October 31,(1)
	2020	2019
Assets

Cash and cash equivalents	$878,875	$557,668
Management fees and other receivables	231,115	237,864
Investments	657,444	1,060,739
Assets of consolidated CLO entities:
Cash	51,854	48,704
Bank loans and other investments	1,484,671	1,704,270
Other assets	19,145	28,039
Deferred sales commissions	59,622	55,211
Deferred income taxes	55,127	62,661
Equipment and leasehold improvements, net	71,251	72,798
Operating lease right-of-use assets	257,700	-
Intangible assets, net	72,956	75,907
Goodwill	259,681	259,681
Loan to affiliate	5,000	5,000
Other assets	77,956	85,087
Total assets	$4,182,397	$4,253,629

Liabilities, Temporary Equity and Permanent Equity

Liabilities:

Accrued compensation	$173,311	$240,722
Accounts payable and accrued expenses	71,063	89,984
Dividend payable	55,600	55,177
Debt	621,139	620,513
Operating lease liabilities	306,493	-
Liabilities of consolidated CLO entities:
Senior and subordinated note obligations	1,170,800	1,617,095
Other liabilities	298,282	51,122
Other liabilities	24,912	108,982
Total liabilities	2,721,600	2,783,595

Commitments and contingencies

Temporary Equity:
Redeemable non-controlling interests	185,510	285,915
Total temporary equity	185,510	285,915

Permanent Equity:
Voting Common Stock, par value $0.00390625 per share:
Authorized, 1,280,000 shares
Issued and outstanding, 464,716 and 422,935 shares, respectively	2	2
Non-Voting Common Stock, par value $0.00390625 per share:
Authorized, 190,720,000 shares
Issued and outstanding, 114,173,283 and 113,143,567 shares, respectively	446	442
Additional paid-in capital	49,122	-
Notes receivable from stock option exercises	(7,153)	(8,447)
Accumulated other comprehensive loss	(63,132)	(58,317)
Retained earnings	1,296,002	1,250,439
Total permanent equity	1,275,287	1,184,119
Total liabilities, temporary equity and permanent equity	$4,182,397	$4,253,629

				Attachment 5
Consolidated Assets under Management and Net Flows by Investment Mandate(1)
(in millions)

	Three Months Ended			Nine Months Ended
	July 31,	April 30,	July 31,	July 31,	July 31,
	2020	2020	2019	2020	2019
Equity assets – beginning of period(2)	$122,273	$138,708	$125,869	$131,895	$115,772
Sales and other inflows	6,587	8,316	6,749	22,709	18,019
Redemptions/outflows	(8,757)	(8,793)	(5,130)	(23,732)	(15,161)
Net flows	(2,170)	(477)	1,619	(1,023)	2,858
Exchanges	(19)	(205)	(43)	(221)	(1)
Market value change	12,924	(15,753)	1,551	2,357	10,367
Equity assets – end of period	$133,008	$122,273	$128,996	$133,008	$128,996
Fixed income assets – beginning of period(3)	61,347	64,262	58,531	62,378	54,339
Sales and other inflows	8,573	7,898	5,237	21,557	17,019
Redemptions/outflows	(4,080)	(7,719)	(3,495)	(15,746)	(12,813)
Net flows	4,493	179	1,742	5,811	4,206
Exchanges	51	154	69	228	466
Market value change	3,064	(3,248)	626	538	1,957
Fixed income assets – end of period	$68,955	$61,347	$60,968	$68,955	$60,968
Floating-rate income assets – beginning of period	27,822	33,836	39,750	35,103	44,837
Sales and other inflows	1,495	1,937	1,772	5,121	7,417
Redemptions/outflows	(2,068)	(5,096)	(2,963)	(10,210)	(13,098)
Net flows	(573)	(3,159)	(1,191)	(5,089)	(5,681)
Exchanges	4	(119)	(38)	(142)	(361)
Market value change	1,316	(2,736)	(182)	(1,303)	(456)
Floating-rate income assets – end of period	$28,569	$27,822	$38,339	$28,569	$38,339
Alternative assets – beginning of period(4)	7,226	8,553	9,409	8,372	12,139
Sales and other inflows	575	498	466	1,748	2,312
Redemptions/outflows	(622)	(1,182)	(1,109)	(2,397)	(5,648)
Net flows	(47)	(684)	(643)	(649)	(3,336)
Exchanges	(38)	(14)	9	(52)	(167)
Market value change	326	(629)	256	(204)	395
Alternative assets – end of period	$7,467	$7,226	$9,031	$7,467	$9,031
Parametric custom portfolios assets – beginning of period(5)	158,696	175,318	153,604	164,895	134,345
Sales and other inflows	9,917	13,896	9,236	33,558	28,499
Redemptions/outflows	(10,385)	(12,596)	(5,449)	(29,202)	(16,445)
Net flows	(468)	1,300	3,787	4,356	12,054
Exchanges	3	4	3	8	56
Market value change	16,808	(17,926)	1,673	5,780	12,612
Parametric custom portfolios assets – end of period	$175,039	$158,696	$159,067	$175,039	$159,067
Parametric overlay services assets – beginning of period	87,919	97,514	82,775	94,789	77,871
Sales and other inflows	22,638	29,025	17,307	72,976	48,988
Redemptions/outflows	(21,143)	(35,494)	(14,611)	(76,836)	(44,963)
Net flows	1,495	(6,469)	2,696	(3,860)	4,025
Exchanges	-	178	-	178	-
Market value change	4,936	(3,304)	908	3,243	4,483
Parametric overlay services assets – end of period	$94,350	$87,919	$86,379	$94,350	$86,379
Total assets under management – beginning of period	465,283	518,191	469,938	497,432	439,303
Sales and other inflows	49,785	61,570	40,767	157,669	122,254
Redemptions/outflows	(47,055)	(70,880)	(32,757)	(158,123)	(108,128)
Net flows	2,730	(9,310)	8,010	(454)	14,126
Exchanges	1	(2)	-	(1)	(7)
Market value change	39,374	(43,596)	4,832	10,411	29,358
Total assets under management – end of period	$507,388	$465,283	$482,780	$507,388	$482,780

(1)	Consolidated Eaton Vance Corp. See Attachment 11 for directly managed assets and flows of 49 percent-owned Hexavest, which are not included in the table above.
(2)	Includes balanced and other multi-asset mandates. Excludes equity mandates reported as Parametric custom portfolios.
(3)	Includes cash management mandates. Excludes benchmark-based fixed income separate accounts reported as Parametric custom portfolios. Amounts for periods prior to fiscal 2020 have been revised to reflect the reclassification of benchmark-based fixed income separate accounts from fixed income to Parametric custom portfolios in the first quarter of fiscal 2020.
(4)	Consists of absolute return, commodity and currency mandates.
(5)	Equity, fixed income and multi-asset separate accounts managed by Parametric for which customization is a primary feature; other Parametric strategies may also be customized. Amounts for periods prior to fiscal 2020 have been revised to reflect the reclassification of benchmark-based fixed income separate accounts from fixed income to Parametric custom portfolios in the first quarter of fiscal 2020.

				Attachment 6
Consolidated Assets under Management and Net Flows by Investment Vehicle(1)
(in millions)

	Three Months Ended			Nine Months Ended
	July 31,	April 30,	July 31,	July 31,	July 31,
	2020	2020	2019	2020	2019
Funds – beginning of period	$160,404	$180,539	$170,962	$174,068	$164,968
Sales and other inflows	12,816	14,316	10,084	38,628	34,317
Redemptions/outflows	(10,281)	(17,297)	(8,912)	(36,739)	(33,736)
Net flows	2,535	(2,981)	1,172	1,889	581
Exchanges	1	(3)	22	(2)	(83)
Market value change	13,275	(17,151)	1,277	260	7,967
Funds – end of period	$176,215	$160,404	$173,433	$176,215	$173,433
Institutional separate accounts – beginning of period	154,755	175,258	160,460	173,331	153,996
Sales and other inflows	26,296	33,732	20,903	83,633	58,059
Redemptions/outflows	(28,399)	(41,869)	(17,861)	(95,717)	(56,689)
Net flows	(2,103)	(8,137)	3,042	(12,084)	1,370
Exchanges	-	6	(16)	6	82
Market value change	11,166	(12,372)	1,825	2,565	9,863
Institutional separate accounts – end of period	$163,818	$154,755	$165,311	$163,818	$165,311
Individual separate accounts – beginning of period	150,124	162,394	138,516	150,033	120,339
Sales and other inflows	10,673	13,522	9,780	35,408	29,878
Redemptions/outflows	(8,375)	(11,714)	(5,984)	(25,667)	(17,703)
Net flows	2,298	1,808	3,796	9,741	12,175
Exchanges	-	(5)	(6)	(5)	(6)
Market value change	14,933	(14,073)	1,730	7,586	11,528
Individual separate accounts – end of period	$167,355	$150,124	$144,036	$167,355	$144,036
Total assets under management – beginning of period	465,283	518,191	469,938	497,432	439,303
Sales and other inflows	49,785	61,570	40,767	157,669	122,254
Redemptions/outflows	(47,055)	(70,880)	(32,757)	(158,123)	(108,128)
Net flows	2,730	(9,310)	8,010	(454)	14,126
Exchanges	1	(2)	-	(1)	(7)
Market value change	39,374	(43,596)	4,832	10,411	29,358
Total assets under management – end of period	$507,388	$465,283	$482,780	$507,388	$482,780

(1)	Consolidated Eaton Vance Corp. See Attachment 11 for directly managed assets and flows of 49 percent-owned Hexavest, which are not included in the table above.

				Attachment 7
Consolidated Assets under Management by Investment Mandate(1)
(in millions)

	July 31,	April 30,	%	July 31,	%
	2020	2020	Change	2019	Change
Equity(2)	$133,008	$122,273	9%	$128,996	3%
Fixed income(3)	68,955	61,347	12%	60,968	13%
Floating-rate income	28,569	27,822	3%	38,339	-25%
Alternative(4)	7,467	7,226	3%	9,031	-17%
Parametric custom portfolios(5)	175,039	158,696	10%	159,067	10%
Parametric overlay services	94,350	87,919	7%	86,379	9%
Total	$507,388	$465,283	9%	$482,780	5%

(1)	Consolidated Eaton Vance Corp. See Attachment 11 for directly managed assets and flows of 49 percent-owned Hexavest, which are not included in the table above.
(2)	Includes balanced and other multi-asset mandates. Excludes equity mandates reported as Parametric custom portfolios.
(3)	Includes cash management mandates. Excludes benchmark-based fixed income separate accounts reported as Parametric custom portfolios.
(4)	Consists of absolute return, commodity and currency mandates.
(5)	Equity, fixed income and multi-asset separate accounts managed by Parametric for which customization is a primary feature; other Parametric strategies may also be customized.

				Attachment 8
Consolidated Assets under Management by Investment Vehicle(1)
(in millions)

	July 31,	April 30,	%	July 31,	%
	2020	2020	Change	2019	Change
Open-end funds	$104,948	$94,717	11%	$105,614	-1%
Closed-end funds	23,214	21,712	7%	24,307	-4%
Private funds(2)	48,053	43,975	9%	43,512	10%
Institutional separate accounts	163,818	154,755	6%	165,311	-1%
Individual separate accounts	167,355	150,124	11%	144,036	16%
Total	$507,388	$465,283	9%	$482,780	5%

(1)	Consolidated Eaton Vance Corp. See Attachment 11 for directly managed assets and flows of 49 percent-owned Hexavest, which are not included in the table above.
(2)	Includes privately offered equity, fixed and floating-rate income, and alternative funds and CLO entities.

				Attachment 9
Consolidated Assets under Management by Investment Affiliate(1)(2)
(in millions)

	July 31,	April 30,	%	July 31,	%
	2020	2020	Change	2019	Change
Eaton Vance Management(3)	$147,165	$133,927	10%	$148,379	-1%
Parametric	310,557	287,426	8%	292,212	6%
Atlanta Capital	24,982	22,645	10%	23,978	4%
Calvert(4)	24,684	21,285	16%	18,211	36%
Total	$507,388	$465,283	9%	$482,780	5%

(1)	Consolidated Eaton Vance Corp. See Attachment 11 for directly managed assets and flows of 49 percent-owned Hexavest, which are not included in the table above.
(2)	The Company’s policy for reporting managed assets of investment portfolios overseen by multiple Eaton Vance affiliates is to base the classification on the strategy’s primary identity.
(3)	Includes managed assets of Eaton Vance-sponsored funds and separate accounts managed by Hexavest and unaffiliated third-party advisers under Eaton Vance supervision.
(4)	Includes managed assets of Calvert Equity Fund, which is sub-advised by Atlanta Capital, and Calvert-sponsored funds managed by unaffiliated third-party advisers under Calvert supervision.

	Attachment 10
	Average Annualized Management Fee Rates by Investment Mandate(1)(2)
	(in basis points on average managed assets)

		Three Months Ended					Nine Months Ended
					%	%
					Change	Change
					Q3 2020	Q3 2020
		July 31,	April 30,	July 31,	vs.	vs.	July 31,	July 31,	%
		2020	2020	2019	Q2 2020	Q3 2019	2020	2019	Change
	Equity(3)	55.7	55.1	57.1	1%	-2%	56.0	57.1	-2%
	Fixed income(4)	40.1	40.1	41.7	0%	-4%	40.4	41.7	-3%
	Floating-rate income	49.9	49.8	49.7	0%	0%	49.8	49.8	0%
	Alternative(5)	64.3	62.2	66.9	3%	-4%	63.6	61.0	4%
	Parametric custom portfolios(6)	15.5	14.5	15.0	7%	3%	15.1	14.7	3%
	Parametric overlay services	5.2	4.9	5.2	6%	0%	5.0	5.2	-4%
	Total	30.3	29.7	31.8	2%	-5%	30.3	31.9	-5%

(1)	Excludes performance-based fees, which were $0.9 million in the three months ended July 31, 2020, $2.5 million in the three months ended April 30, 2020, $0.1 million in the three months ended July 31, 2019, $3.6 million in the nine months ended July 31, 2020 and $1.6 million in the nine months ended July 31, 2019.
(2)	Excludes management fees earned on consolidated investment entities that are eliminated in consolidation, which were $1.2 million in the three months ended July 31, 2020, $1.3 million in the three months ended April 30, 2020, $1.8 million in the three months ended July 31, 2019, $4.4 million in the nine months ended July 31, 2020 and $3.6 million in the nine months ended July 31, 2019. The managed assets and flows of consolidated investment entities are reflected in our consolidated totals.
(3)	Includes balanced and other multi-asset mandates. Excludes equity mandates reported as Parametric custom portfolios.
(4)	Includes cash management mandates. Excludes benchmark-based fixed income separate accounts reported as Parametric custom portfolios. Amounts for periods prior to fiscal 2020 have been revised to reflect the reclassification of benchmark-based fixed income separate accounts from fixed income to Parametric custom portfolios in the first quarter of fiscal 2020.
(5)	Consists of absolute return, commodity and currency mandates.
(6)	Equity, fixed income and multi-asset separate accounts managed by Parametric for which customization is a primary feature; other Parametric strategies may also be customized. Amounts for periods prior to fiscal 2020 have been revised to reflect the reclassification of benchmark-based fixed income separate accounts from fixed income to Parametric custom portfolios in the first quarter of fiscal 2020.

Attachment 11
Hexavest Inc. Assets under Management and Net Flows
(in millions)

	Three Months Ended			Nine Months Ended
	July 31,	April 30,	July 31,	July 31,	July 31,
	2020	2020	2019	2020	2019
Eaton Vance distributed:
Eaton Vance sponsored funds – beginning of period(1)	$70	$130	$184	$152	$159
Sales and other inflows	31	4	3	38	47
Redemptions/outflows	(17)	(42)	(17)	(85)	(45)
Net flows	14	(38)	(14)	(47)	2
Market value change	9	(22)	-	(12)	9
Eaton Vance sponsored funds – end of period	$93	$70	$170	$93	$170
Eaton Vance distributed separate accounts –
beginning of period(2)	$1,001	$1,566	$2,076	$1,563	$2,169
Sales and other inflows	19	24	79	49	103
Redemptions/outflows	(519)	(338)	(414)	(879)	(633)
Net flows	(500)	(314)	(335)	(830)	(530)
Market value change	83	(251)	4	(149)	106
Eaton Vance distributed separate accounts – end of period	$584	$1,001	$1,745	$584	$1,745
Total Eaton Vance distributed – beginning of period	$1,071	$1,696	$2,260	$1,715	$2,328
Sales and other inflows	50	28	82	87	150
Redemptions/outflows	(536)	(380)	(431)	(964)	(678)
Net flows	(486)	(352)	(349)	(877)	(528)
Market value change	92	(273)	4	(161)	115
Total Eaton Vance distributed – end of period	$677	$1,071	$1,915	$677	$1,915
Hexavest directly distributed – beginning of period(3)	$7,559	$11,296	$11,634	$11,640	$11,467
Sales and other inflows	30	304	410	430	1,629
Redemptions/outflows	(2,253)	(2,120)	(646)	(4,927)	(2,253)
Net flows	(2,223)	(1,816)	(236)	(4,497)	(624)
Market value change	793	(1,921)	76	(1,014)	631
Hexavest directly distributed – end of period	$6,129	$7,559	$11,474	$6,129	$11,474
Total Hexavest managed assets – beginning of period	$8,630	$12,992	$13,894	$13,355	$13,795
Sales and other inflows	80	332	492	517	1,779
Redemptions/outflows	(2,789)	(2,500)	(1,077)	(5,891)	(2,931)
Net flows	(2,709)	(2,168)	(585)	(5,374)	(1,152)
Market value change	885	(2,194)	80	(1,175)	746
Total Hexavest managed assets – end of period	$6,806	$8,630	$13,389	$6,806	$13,389

(1)	Managed assets and flows of Eaton Vance-sponsored funds for which Hexavest is adviser or sub-adviser. Eaton Vance receives management fees (and in some cases also distribution fees) on these assets, which are included in the consolidated assets under management, flows and average annualized management fee rates reported in Attachments 5 through 10.
(2)	Managed assets and flows of Eaton Vance-distributed separate accounts managed by Hexavest. Eaton Vance receives distribution fees, but not management fees, on these assets, which are not included in the consolidated assets under management, flows and average annualized management fee rates reported in Attachments 5 through 10.
(3)	Managed assets and flows of pre-transaction Hexavest clients and post-transaction Hexavest clients in Canada. Eaton Vance receives no management fees or distribution fees on these assets, which are not included in the consolidated assets under management, flows and average annualized management fee rates reported in Attachments 5 through 10.